                                                                   EXHIBIT 10.12

                            SHAREHOLDERS' AGREEMENT



         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of May 31, 1997 by and between CASINO MAGIC CORP., a Minnesota corporation ("Casino Magic"), and CROWN CASINO CORPORATION, a Texas corporation ("Crown"), being shareholders of CASINO MAGIC NEUQUEN S.A., a Republic of Argentina company ("CMN") (Casino Magic and Crown, individually referred to as a "Shareholder" and collectively as the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, of even date herewith, pursuant to the Purchase Agreement between Crown and Casino Magic dated as of May 31, 1997 (the "Purchase Agreement"), Crown has purchased (a) 274,399 shares of the issued and outstanding capital stock of CMN, (b) a forty-nine (49%) percent interest in and to the Original Note, the Leased Equipment, the Lease Agreement, the Lease Payments, and proceeds from the Royalty, and (c) a sixteen and four-tenths (16.4%) percent interest in and to the Technical Assistance Agreement and the Technical Assistance Fee (as all of such terms in (b) and (c) are defined in the Purchase Agreement);

         WHEREAS, of even date herewith, pursuant to the Stock Purchase Agreement between Crown and CASINO MAGIC MANAGEMENT SERVICES, INC., a Minnesota corporation ("CMMS") dated as of May 31, 1997 (the "CMMS Stock Purchase Agreement"), Crown has purchased 1 share of the issued and outstanding capital stock of CMN;

         WHEREAS, as a result of Crown's purchase pursuant to the Purchase Agreement and the CMMS Stock Purchase Agreement, Casino Magic owns 285,599 shares, CMMS owns 1 share, and Crown owns 274,400 shares of the issued and outstanding capital stock of CMN (the "CMN Stock");

         WHEREAS, CMN operates two (2) casinos (the "Casinos") located in San Martin de Los Andes and Neuquen, Argentina, pursuant to the Concession Contract for the Management, Operation, Maintenance and Related Services of the Gaming Houses of the Provincial Casino in the Cities of Neuquen and San Martin de Los Andes dated December 21, 1994 (the "Concession Contract"); and

         WHEREAS, the Shareholders desire to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities or assets of CMN and in matters relating to the corporate governance of CMN;

         WHEREAS, the Notes (as hereinafter defined), the Leased Equipment, the Lease Agreement, the Lease Payments, the Royalty, the Technical Assistance Agreement and the Technical Assistance Fee are all hereinafter sometimes collectively referred to as the "Assets";

         NOW, THEREFORE, in consideration of the premises and the respective covenants, representations and agreements herein contained, the parties hereto agree as follows:
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         Section 1.       Restrictions on Transfer of CMN Stock.

         1.1. General Restrictions. Except as expressly permitted herein, no Shareholder shall sell, assign, transfer, mortgage, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "transfer"), any part or all of the CMN Stock or the Assets without the written consent of the other Shareholder, and any attempt to do so shall be void ab initio. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other subsequent instances and shall always be at such Shareholder's sole and absolute discretion.

         1.2.    Specific Restriction.  Without limiting the foregoing Section
1.1 hereof, no Shareholder shall transfer (as defined in Section 1.1 hereof) any part or all of the CMN Stock or the Assets, and any attempt to do so shall be void ab initio, if such transfer would cause an event of default or breach of any contract or agreement to which CMN is a party, including, without limitation, the Concession Contract.

         1.3. Permitted Transfers. Either Shareholder may, without the consent of the other Shareholder:

                 (a) Upon thirty (30) days prior written notice, transfer its CMN Stock to another legal entity which the Shareholder either controls or is controlled by, or to another legal entity in which a majority equity interest is controlled by the Shareholder, in which event the Shareholder shall continue to control or be controlled by such transferee, or continue to hold a majority equity interest therein, during the term of this Agreement.

                 (b) Either Shareholder has the right to pledge its CMN Stock as security for indebtedness, so long as the secured party receives the CMN Stock subject to the terms of this Agreement and so long as the pledge thereof does not constitute an event of default under any agreement to which CMN is a party.

         1.4.    Sale of CMN Stock; Right of First Refusal.

                 (a) If either Shareholder (the "Offeror") receives a definitive bona fide offer from a third party unrelated to either Shareholder for the purchase of all or any part of the Offeror's CMN Stock which it desires to accept, the Offeror shall send a copy of the offer, in the manner provided in this Agreement for the giving of notices, to the other Shareholder (the "Offeree"), which shall disclose the name and address of the proposed purchaser. The Offeree shall have the absolute right to purchase the portion of the CMN Stock subject to the offer upon the terms and conditions set forth in the offer, except that the Offeree shall not be required to pay a broker's commission, if any. The Offeree shall, within thirty (30) days of such receipt, specify in a notice to the Offeror whether or not the Offeree desires to accept the offer. If the Offeree timely accepts the offer, the closing of the sale of the CMN Stock shall take place within sixty (60) days thereafter (or as soon thereafter as practical if the transaction is delayed solely by reason of the time constraints in receiving third-party





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
         consents). Failure to send such notice of acceptance within said thirty (30) day period shall constitute an election by the Offeree to reject the offer, and the Offeror may then sell the CMN Stock subject to the offer to the proposed purchaser whose name and address were disclosed in the offer, but only upon the same terms and conditions as those set forth in the offer and only if such sale closes within one hundred eighty (180) days after the expiration of said thirty (30) day period; otherwise, any such sale shall be considered null and void and the CMN Stock of the Offeror shall remain subject to all the provisions of this Section 1.4. If the consideration offered by a third party under this Section 1.4 consists of property, the value thereof shall be determined by reference to any established national exchange if such property consists of tradeable securities or other readily tradeable commodities, by an appraiser mutually agreed to by the Shareholders, or by submission to arbitration in accordance with
         Section 7.8 hereof.

                 (b) If the purchasing Shareholder exercises its right of first refusal as herein set forth, at closing, (1) the selling Shareholder will cause its nominees to resign all corporate offices and directorships of CMN and will agree to cooperate with the purchasing Shareholder in the obtaining of all necessary approvals and will agree to execute any and all instruments reasonably necessary to accomplish the intention of this Section 1.4, (2) the purchasing Shareholder shall cause the selling Shareholder to be released from all guaranties by the selling Shareholder of any debts, obligations and liabilities of CMN, and (3) the selling Shareholder's respective share of the Assets, in addition to the CMN Stock purchased hereunder, shall be assigned and transferred to the purchasing Shareholder.

         1.5.    Sale of CMN Stock; Gaming Suitability.

                 (a) If a Gaming Authority (as hereinafter defined) determines for any reason that a Shareholder (the "Unsuitable Shareholder") is not suitable to continue as a licensee or shareholder of CMN, and the Unsuitable Shareholder has exhausted all reasonable opportunities to cure any deficiencies in an application or appeal, then at all times during which the Unsuitable Shareholder is deemed to be unsuitable, CMN or the other Shareholder or a combination of both, as determined by the other Shareholder and at such other Shareholder's sole option, may purchase the Unsuitable Shareholder's CMN Stock and Assets for a cash purchase price equal to the fair market value of the CMN Stock and Assets, as mutually agreed upon by the Shareholders or an appraiser appointed by mutual agreement of the Shareholders, and if not agreed within thirty (30) days, as determined by arbitration in accordance with Section 7.8 hereof. All loans payable to such Unsuitable Shareholder, if requested by such Unsuitable Shareholder, shall also be repaid at such time, and any requirement of such Unsuitable Shareholder to make additional loans shall cease. The departing Unsuitable Shareholder shall not participate in dividends of CMN after the date its CMN Stock is purchased or disposed of pursuant hereto.

                 (b) At the option of CMN or the purchasing Shareholder, the purchase price may be paid over a period of two (2) years, with 50% to be paid in cash at the





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
         time of purchase, and the balance to be paid over the remaining two
         (2) years in equal quarterly installments with interest at the prime rate as published in the southwest edition of the Wall Street Journal on the date of the closing of such purchase, or if not available, the prime rate charged at such date by Citibank, N.A., New York.

                 (c) At closing, (1) the selling Shareholder will cause its nominees to resign all corporate offices and directorships of CMN and will agree to cooperate with the purchasing Shareholder in the obtaining of all necessary approvals and will agree to execute any and all instruments reasonably necessary to accomplish the intention of this Section 1.5, (2) the purchasing Shareholder shall cause the selling Shareholder to be released from all guaranties by the selling Shareholder of any debts, obligations and liabilities of CMN, and (3) the selling Shareholder's respective share of the Assets, in addition to the CMN Stock purchased hereunder, shall be assigned and transferred to the purchasing Shareholder.

                 (d) The term "Gaming Authority" or "Gaming Authorities" shall mean all agencies of the Republic of Argentina or the Province of Neuquen regulating gaming or related activities in Argentina.

         1.6.    Gaming License in Other Jurisdictions.

                 (a) If a gaming regulatory authority where either Crown or Casino Magic operates or applies to operate a gaming establishment, determines that Crown's or Casino Magic's, as the case may be, license to operate such an establishment will be revoked or an application to operate such an establishment will be denied because of the joint ownership relationship of Crown and Casino Magic of CMN (a "Regulatory Denial"), then the Shareholder (the "Moving Shareholder") whose license or application will be revoked or denied (as applicable) shall notify the other Shareholder (the "Other Shareholder") of such regulatory action, and the Moving Shareholder shall initiate a purchase of the Other Shareholder's CMN Stock and share of the Assets hereunder or the sale of the Moving Shareholder's CMN Stock and share of the Assets, on terms hereinafter set forth. The purchase price shall be determined and paid in accordance with Sections 1.6 (b), (c) and (d) hereof.

                 (b) In the event of a Regulatory Denial of the Moving Shareholder, and subject to any required regulatory approval by the Province of Neuquen, the Moving Shareholder may elect to initiate the mandatory purchase or sale of the shares of CMN Stock and share of the Assets of the Other Shareholder by giving written notice (the "Buy-Sell Notice") in accordance with Section 7.6 hereof to the Other Shareholder, which Buy-Sell Notice shall contain an offer by the Moving Shareholder giving the Buy-Sell Notice to purchase all of the shares of CMN Stock and the Assets owned by the Other Shareholder at a price per share specified in the Buy-Sell Notice or, in the alternative, an offer to sell all of the outstanding shares of CMN Stock and the Assets of the Moving Shareholder to the Other Shareholder at the same price. The effective date of the Buy-Sell Notice shall be the date on which the Buy-Sell Notice has been sent to the Other Shareholder in accordance with Section 7.6 hereof.





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                 (c)      The Other Shareholder shall within thirty (30) days
         from the effective date of the Buy-Sell Notice designate whether it accepts the offer to purchase such shares and the Assets of the Moving Shareholder or whether it accepts the offer to sell its shares and the Assets to the Moving Shareholder. If the Moving Shareholder does not receive written notice from the Other Shareholder within thirty (30) days of the effective date of the Buy-Sell Notice, the Other Shareholder shall be deemed conclusively to have accepted the Moving Shareholder's offer to purchase the shares and the Assets of the Other Shareholder.

                 (d) The purchase or sale described herein shall be closed (i) within ninety (90) days of the effective date of the Buy-Sell Notice at the offices of the purchasing Shareholder or, (ii) if regulatory approval is required from the Province of Neuquen, within thirty (30) days of the date of receipt of such approval. The purchase price to be paid for the shares of CMN Stock and Assets being acquired pursuant to this Section 1.6 shall be paid in accordance with the terms of the Buy-Sell Notice. At closing, (1) the selling Shareholder will cause its nominees to resign all corporate offices and directorships of CMN and will agree to cooperate with the purchasing Shareholder in the obtaining of all necessary approvals and will agree to execute any and all instruments reasonably necessary to accomplish the intention of this Section 1.6, (2) the purchasing Shareholder shall cause the selling Shareholder to be released from all guaranties by the selling Shareholder of any debts, obligations and liabilities of CMN, and (3) the selling Shareholder's respective share of the Assets, in addition to the shares of CMN Stock purchased hereunder, shall be assigned and transferred to the purchasing Shareholder.

         1.7. Transferee Obligations. Notwithstanding any other provision of this Agreement as to any transfer under this Section 1, any transferee shall execute and deliver to the other Shareholder and CMN a counterpart hereof, and the other Shareholder shall agree to such conditions of transfer, the performance of such acts, the execution and delivery of such agreements, certificates or other instruments and the rendering of such covenants or undertakings by the transferee of the CMN Stock and Assets, as counsel for CMN and the remaining Shareholder may reasonably determine to be necessary to avoid the violation of any applicable securities or gaming laws with respect to such transfer, to evidence the transferee's agreement to be bound by all the terms and provisions hereof as if such transferee had been an original party hereto, and to evidence the intent of the transferee to purchase the CMN Stock for investment and not with a view to the distribution thereof. Any such transferee shall be deemed a "Shareholder" hereunder and shall be bound by, and shall comply with, all of the terms and provisions hereof.

         1.8. Legends. The stock registration records of CMN, any stock certificates and all documents representing an interest in the Assets shall contain language to the effect that:

                 "THESE SECURITIES OR DOCUMENTS, AS THE CASE MAY BE, ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF MAY 31, 1997 (A COPY OF WHICH IS ON FILE WITH THE PRESIDENT OF CMN). NO REGISTRATION OR TRANSFER OF ANY INTEREST IN SUCH SECURITIES OR DOCUMENTS WILL BE VALID





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                 OR EFFECTIVE UNTIL AND UNLESS ALL APPLICABLE RESTRICTIONS
                 SHALL HAVE BEEN COMPLIED WITH."

         Section 2.  Corporate Governance.

         2.1. Nominations to Board of Directors. The board of directors of CMN shall consist of four (4) members. From and after the date hereof, each Shareholder shall vote or cause to be voted all shares of the CMN Stock over which such Shareholder has voting control, at any regular or special meeting of shareholders called for the purpose of filling positions on the board of directors, or to execute a written consent in lieu of such meeting of shareholders, and shall take all actions necessary to insure the election to the board of four (4) individuals: two (2) individuals (the "Casino Magic Nominees") to be designated by Casino Magic and two (2) individuals (the "Crown Nominees") to be designated by Crown. If prior to his election to the Board of Directors, any nominee shall be unable or unwilling to serve as a director of CMN, the Shareholder who nominated such nominee shall be entitled to nominate a replacement to serve on the board of directors.

         2.2. Vacancies. In the event that a vacancy is created on the board of directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, the Shareholder who nominated such director shall nominate a replacement to serve on the board of directors.

         2.3. Covenant to Vote. Each Shareholder hereby irrevocably and unconditionally agrees to take all actions necessary to call, or to cause CMN and the appropriate officers and directors of CMN to call, a special or annual meeting of the shareholders of CMN and to vote all shares of CMN Stock owned by such Shareholder in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the board of directors of those individual so nominated in accordance with Section 2.1. In addition, each Shareholder agrees to vote the shares of CMN Stock owned by such Shareholder upon any matter arising under this Agreement submitted to a vote of the shareholders in a manner that will implement the terms of this Agreement.

         2.4. Removal. If either Shareholder requests that a director nominated by such Shareholder and elected to the board of directors be removed from the board of directors (with or without cause) by written notice to the other Shareholder, such director shall be removed and each Shareholder agrees to vote all shares of CMN Stock owned by such Shareholder to effect such removal or to consent in writing to effect such removal upon such request. No director shall be removed without cause except as provided in this Section 2.4.

         2.5. Affirmative Board Vote. Three (3) affirmative votes of the members of the board of directors shall be required to approve any action of the board of directors. In the event of a tie vote, the vote of the President of CMN shall be the tie-breaker. The President of CMN shall be a Casino Magic appointee. The current President is Gerald Cumpton.

         2.6. No Conflict With Articles or By-Laws. Each Shareholder shall vote its shares of CMN Stock, and shall take all actions necessary to ensure that the Articles of Incorporation and By-Laws of CMN do not, from time to time, conflict with the provisions of this Agreement.





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         2.7.    Dividends.  Notwithstanding Section 2.9 hereof, each
Shareholder shall vote its shares of CMN Stock and shall take all actions necessary to ensure that CMN distributes as dividends at the end of each fiscal quarter (or such shorter period as the board of directors may agree upon) all of its cash on hand available for such distribution after providing and reserving for the payment of all debts and other obligations and the provision of such reserves as the board of directors reasonably determines is appropriate.

         2.8. Payments on Obligations to the Shareholders. The Shareholders shall cause CMN to pay, in accordance with their terms, (a) the promissory notes (the "Notes") in the original principal amounts of $4,399,264 and $4,226,743, payable to Casino Magic and Crown, respectively,(b) the Lease Payments which are payable 51% to Casino Magic and 49% to Crown (c) the Royalty which is payable 51% to Casino Magic and 49% to Crown., and (d) the Technical Assistance Fee which is payable 83.6% to Casino Magic and 16.4% to Crown. Neither of the Shareholders shall be paid unless both are paid their respective pro-rata amounts due under the foregoing obligations. Except for the Notes, the Lease Payments, the Royalty, the Technical Assistance Fee, dividends payable pursuant to Section 2.7 hereof and the reimbursement of direct expenses (charged at cost) incurred by a Shareholder on behalf of CMN, there shall be no fees, payments or other distributions to the Shareholders without the prior written consent of both Shareholders. Casino Magic represents and warrants to Crown that as of the date hereof, there are no unpaid Royalties, Lease Payments or Technical Assistance Fees due and owing to Casino Magic from CMN.

         2.9. Management. It is understood and agreed by the Shareholders that in accordance with the terms and provisions of the Concession Contract, Casino Magic shall oversee the day-to-day operations of CMN. However, any matters not in the ordinary course or directly related to the day-to-day operations of CMN shall be subject to the unanimous vote of the Shareholders. The unanimous vote of the Shareholders shall be specifically required for the following matters:

                 (a) Any change in the number of directors, any amendment to the By-Laws or Articles of Incorporation of CMN, any issuance, redemption or purchase from cancellation of shares of stock of CMN, or any form of corporate reorganization, merger or liquidation;

                 (b) Subject to Section 2.7 hereof, declaration of any dividends on any issued and outstanding capital stock of CMN;

                 (c) Any contract, agreement or commitment between CMN and either of the Shareholders or any of their respective officers, directors or affiliates (or any amendments thereto), including, without limitation, the Notes, the Lease Agreement, the Technical Assistance Agreement and the Trademark Agreement;

                 (d) Any commitment, contract or undertaking by CMN requiring an expenditure in excess of $100,000 US;

                 (e) Any disposal by CMN of all or substantially all of its assets, including, without limitation, the Casinos;





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                 (f)      The borrowing of any money by CMN other than trade
         payables in the ordinary course of business;

                 (g) The payment to either of the Shareholders except as otherwise permitted pursuant to Section 2.8 hereof and except for reimbursement to Casino Magic in the ordinary course of business for such items as salaries, wages, benefits, liability insurance and equipment, all such items to be reimbursed at cost;

                 (h)      Any change in the auditors or attorneys of CMN; and

       (i)      Any amendment or modification to the Concession Contract.

         The foregoing are not intended to be an exclusive list of the items requiring unanimous approval, but are for purposes of illustration only, provided, however, nothing contained herein is intended or shall be construed to contravene the Concession Contract.

         Section 3. Additional Casinos in Argentina. As part of the consideration for Casino Magic's entry into this Agreement and the Purchase Agreement, and subject to the terms hereof, Crown agrees that it will loan to an entity or entities amounts sufficient to permit such entity or entities to develop and commence the operation of other casinos in Argentina. It is contemplated that such entity or entities will each be owned 52% by Crown and 48% by Casino Magic. While the terms of any such loan, the obligation of Crown to make any loan, and the other relationships (including ownership) of the Shareholders with respect to any such entity are subject to negotiation and the mutual agreement of the Shareholders based upon all relevant economic factors, the Shareholders shall use their commercially reasonable efforts to develop and operate at least two (2) casinos in Argentina under the terms specified above. For a period of ten (10) years, or for such longer period as the Shareholders are both shareholders of CMN or its successor, neither Shareholder may develop, own, operate, obtain any material benefit from, or have any direct or indirect interest in, any casino which is located in Argentina and outside of Neuquen Province, without the prior written consent of the other Shareholder.

         Section 4. Technical Assistance Fee. In the event Casino Magic shall cease to be a Shareholder hereunder, the Technical Assistance Agreement and the Technical Assistance Fee shall, at the sole option of the remaining Shareholders, terminate.

         Section 5.   Loan to Casino Magic-Bossier By CMN.   On or before
August 15, 1997, Crown agrees to loan to CMN $1,000,000 (the "CMN Loan") and to vote its CMN Stock and direct its designated directors of CMN to vote to cause CMN to loan to Casino Magic of Louisiana Corp. or Jefferson Casino Corp. (collectively, "Casino Magic-Bossier") $1,000,000 (the "Bossier Loan"). The Bossier Loan and the CMN Loan shall be made on commercially reasonable terms acceptable to Crown, and, further, shall bear interest at the rate of fifteen (15%) percent per annum and CMN shall have the right of set-off to apply Casino Magic's portion of cash distributions (including payments on the Assets due from CMN) to repayment of the Bossier Loan. Casino Magic agrees to vote its CMN Stock and to direct its designated directors to vote to cause CMN to exercise its right of set-off to repay the Bossier Loan and to cause CMN to repay the CMN Loan. The actual structure of the Bossier Loan shall be subject to mutual approval by the Shareholders.





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
         Section 6.  Trademarks, Service Marks and Trade Names.

                 (a) In the event Casino Magic ceases to be a Shareholder hereunder, the parties to this Agreement agree that Casino Magic shall retain all ownership of the Marks, and that they will do nothing inconsistent with Casino Magic's ownership of the Marks, and that all use of the Marks shall inure to the benefit of and be on behalf of Casino Magic. Subject to the above, CMN shall have the non-exclusive right and license to use the Marks in connection with the ownership and operation of the Casinos pursuant to the Trademark Agreement on a royalty-free basis for so long as CMN desires to use the Marks as long as CMN abides by all provisions of this Agreement and all provisions of the Trademark Agreement (except for the payment of a royalty thereunder). The parties to this Agreement agree that nothing in this non-exclusive license shall give any party other than Casino Magic any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement and the Trademark Agreement, and the parties to this Agreement agree they will not attack the title of Casino Magic to the Marks or attack the validity of this non-exclusive license.

                 (b) In the event Casino Magic ceases to be a Shareholder hereunder, the parties agree that the nature and quality of all goods sold or services rendered by CMN in connection with the Marks, and all related advertising, promotional materials, and other related uses of the Marks by CMN shall conform to standards set by and be under the control of Casino Magic.

                 (c) In the event Casino Magic ceases to be a Shareholder hereunder, CMN shall cooperate with Casino Magic in facilitating Casino Magic's control of such nature and quality, and shall permit reasonable inspection of CMN's operation, and will supply Casino Magic with specimens of all uses of the Marks upon request. CMN shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services rendered under the Marks.

                 (d) In the event Casino Magic ceases to be a Shareholder hereunder, CMN shall use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Casino Magic, and shall not use any other marks in combination with any of the Marks without prior written approval of Casino Magic, which approval will not be unreasonably withheld.

         Section 7.  Miscellaneous Provisions.

         7.1. Term. This Agreement shall terminate upon the occurrence of any event which reduces the number of Shareholders to one or by the mutual agreement of the Shareholders.

         7.2. Recapitalization, Exchanges Affecting CMN Stock. The provisions of this Agreement shall apply to any and all securities of CMN which may be issued in respect of, in exchange for, or





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
in substitution of the CMN Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

         7.3. Counterparts. This Agreement may be executed in several counterparts, each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         7.4. Governing Law. THIS AGREEMENT IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS THEREOF.

         7.5. Section Headings and Gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         7.6. Notices. All notices, demands and requests which may be given or which are required to be given by any party to the other, shall be in writing and shall be deemed effective when either: (a) personally delivered to the intended recipient; (b) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) delivered in person to the address set forth below for the party to which the notice was given; (d) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne, Emery or Purolator, addressed to such party at the address specified below; or (e) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three
(3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                 If to Casino Magic, to Casino Magic Corp., 711 Casino Magic Drive, Bay St. Louis, MS 39520; Attention: Marlin F. Torguson, Chairman of the Board; Fax: (601) 467-7998;

                 With a copy to Robert A. Callaway, Esq., 711 Casino Magic Drive, Bay St. Louis, MS 39520; Fax: (601) 467-3407;

                 Or if to Crown, to Crown Casino Corporation, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Attention: Edward
         R. McMurphy, President; Fax: (972) 719-4466;

                 With a copy to: T. J. Falgout, III, Esq., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Fax: (972) 719-4466.





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
Any party hereto may designate a different address by written notice given to the other party in accordance with this Section.

         7.7. Remedies. The parties hereto acknowledge that monetary damages are inadequate for a breach hereof, and hereby agree that the provisions of this Agreement shall be enforceable by equitable relief, including specific performance, and each of the parties hereby waives any defense in the enforcement of this Agreement through equitable relief. However, equitable relief shall not be an exclusive remedy for breach of this Agreement and the election of specific performance, damages or any other remedy hereunder shall not preclude the exercise of any other remedy in connection with such relief or from time to time hereafter.

         7.8.  Arbitration; Consent to Jurisdiction.   All disputes or claims
arising out of or in any way relating to this Agreement shall be submitted to and determined by final and binding arbitration under the rules of the American Arbitration Association. Arbitration proceedings may be initiated by any party to this Agreement upon notice to the other party and to the American Arbitration Association and shall be conducted by three (3) arbitrators under the rules of the American Arbitration Association in Dallas, Texas; provided, however, that the parties may agree following the giving of such notice to have the arbitration proceedings conducted with a single arbitrator. The notice must specify in general the issues to be resolved in any such arbitration proceeding. The arbitrators shall be selected by agreement of the parties to the arbitration proceeding from a list of five (5) or more arbitrators proposed to the parties by the American Arbitration Association or may be persons not on such list as agreed to by the parties to such arbitration. If the parties to the arbitration proceedings fail to agree on one (1) or more of the persons to serve as arbitrators within fifteen (15) days after delivery to each party hereto of the list as proposed by the American Arbitration Association, then at the request of any such party to such proceeding, such arbitrators shall be selected at the discretion of the American Arbitration Association. Where the arbitrators shall determine that an arbitration proceeding was commenced by a party frivolously or without a basis or primarily for the purpose of harassment or delay, the arbitrators may assess such party the cost of such proceedings including reasonable attorneys' fees of any other party. In all other cases, each party to the arbitration proceeding shall bear its own costs and its pro-rata share of the fees and expenses charged by the arbitrators and the American Arbitration Association in connection with any arbitration proceeding. Any award or equitable relief granted by the arbitrators shall be enforced in accordance with the provisions of Texas Statutes. Notwithstanding the foregoing, nothing herein will prevent a party from seeking and obtaining equitable relief from a court of competent jurisdiction pending a final decision of the arbitrators and the proper filing of such decision with such court, in which event, each of the parties hereto (a)consents and submits to the jurisdiction of the Courts of the State of Texas and of the Courts of the United States for a judicial district within the territorial limits of the State of Texas for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof; and
(b) consents and submits to the venue of such action or proceeding in the City of Dallas and County of Dallas, Texas (or such judicial district of a Court of the United States as shall include the same).

         7.9. Related Party Shareholder. As a result of the sale of one (1) share of CMN Stock to Crown pursuant to the CMMS Stock Purchase Agreement, CMMS is the owner of one (1) share of CMN Stock. Casino Magic agrees to cause CMMS to be bound by the terms hereof and to vote its one (1) share of CMN Stock in the same manner as required of Casino Magic hereunder and, if





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Casino Magic desires or is obligated to sell its shares of CMN Stock to Crown or a third party in accordance with the terms hereof, Casino Magic agrees to cause CMMS to sell its one (1) share of CMN Stock to Crown or a third party (if applicable) for the purchase price of $1.00 U.S.

         IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on or as of the day and year first above written.

                                  CASINO MAGIC CORP.


                                  By:
                                       ----------------------------------------
                                           Robert A. Callaway, Secretary


                                  CROWN CASINO CORPORATION


                                  By:
                                       ----------------------------------------
                                           Edward R. McMurphy, President





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